EXHIBIT 99.1

NEWS RELEASE – For Immediate Dissemination

Body and Mind Launches Pretzel Bite Edibles in California

VANCOUVER, B.C., CANADA (September 23, 2020) – Body and Mind Inc. (CSE: BAMM, OTCQB: BMMJ) (the “Company” or “BaM”), a debt free multi-state operator focused on limited license markets, is pleased to report the launch of Pretzel Bites into the California market and engagement of Harbor Access LLC for investor relations services.

“We are excited to expand our California branded product portfolio with the addition of our popular Pretzel Bites edibles,” stated Michael Mills, CEO of Body and Mind. “We have been selling Pretzel Bites in the Nevada market with strong customer feedback and special releases including Fourth of July and Electric Circus drops. We feel Pretzel Bites are a timely addition to the expanding California market of new and cannacurious consumers who are seeking tested, tasty alternatives to inhaled consumption. Our pretzel bites each contain 10mg of THC distillate in butter caramel squeezed between salted pretzels and dipped in milk chocolate. Pretzel bites add to our expanding California branded product portfolio, which includes BaM Stix prerolls, Body and Mind preroll packs, distillate and live-resin cartridges, G-Pen cartridges and concentrates including live resin, shatter and wax.”

View pretzel bites at https://youtu.be/UoSM_ROiOWg

Ohio Dispensary and Production Facility

The Company is in the process of rebranding the Ohio dispensary to a Body and Mind branded operation. The Company continues to advance development of the Ohio production facility with the intent of expanding the Body and Mind product portfolio to Ohio when the facility is complete. The Company has secured a long-term lease on a facility near the dispensary and has secured a conditional use permit for the production facility.

Arkansas Cultivation Facility

Construction for the cultivation area of the Arkansas facility was completed prior to the opening of the dispensary in April and the Company is advancing procurement of cultivation equipment including lights, trays, and systems.

Investor Relations Update

The Company is pleased to announce the engagement of Harbor Access LLC to provide investor relations services in the United States and Canada. “We look forward to working with the Body and Mind team building upon their achievements to date.  Michael and team have built an impressive MSO business which we believe will resonate with US, Canada and European institutional investors,” stated Jonathan Paterson, Managing Partner of Harbor Access.

Harbor Access represents and advises micro to mega market cap companies. They have a measured approach to creating a strategic capital market communications program, which helps optimize their client’s market visibility. Harbor Access brings extensive global experience and professionalism to each client and customizes every solution to meet their client’s goals. For more information about Harbor Access, please visit www.harboraccessllc.com

About Body and Mind Inc.

BaM is a debt free publicly traded company investing in high quality medical and recreational cannabis cultivation, production and retail. Our wholly owned Nevada subsidiary was awarded one of the first medical marijuana cultivation licenses and holds cultivation and production licenses. BaM products include dried flower, edibles, oils and extracts as well as GPEN Gio cartridges. BaM cannabis strains have won numerous awards including the 2019 Las Vegas Weekly Bud Bracket, Las Vegas Hempfest Cup 2016, High Times Top Ten, the NorCal Secret Cup and the Emerald Cup.

BaM continues to expand operations in Nevada, California, Arkansas and Ohio and is dedicated to increasing shareholder value by focusing resources on improving operational efficiencies, facility expansions, state licensing opportunities as well as mergers and acquisitions.

Please visit www.bamcannabis.com for more information.

Instagram: @bodyandmindBaM
Twitter: @bodyandmindBaM

For further information, please contact:

Company Contact:

Michael Mills
President and CEO
Tel: 800-361-6312
ir@bamcannabis.com

Neither the Canadian Securities Exchange nor its Market Regulator (as that term is defined in the policies of the Canadian Securities Exchange) accepts responsibility for the adequacy or accuracy of this release.

Safe Harbor Statement

Except for the statements of historical fact contained herein, the information presented in this news release constitutes “forward-looking statements” as such term is used in applicable United States and Canadian laws. These statements relate to analyses and other information that are based on forecasts of future results, estimates of amounts not yet determinable and assumptions of management. Any other statements that express or involve discussions with respect to predictions, expectations, beliefs, plans, projections, objectives, assumptions or future events or performance (often, but not always, using words or phrases such as “expects” or “does not expect”, “is expected”, “anticipates” or “does not anticipate”, “plans, “estimates” or “intends”, or stating that certain actions, events or results “may”, “could”, “would”, “might” or “will” be taken, occur or be achieved) are not statements of historical fact and should be viewed as “forward-looking statements”. Such forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of the Company to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Such risks and other factors include, among others, the actual results of activities, variations in the underlying assumptions associated with the estimation of activities, the availability of capital to fund programs and the resulting dilution caused by the raising of capital through the sale of shares, accidents, labor disputes and other risks. Although the Company has attempted to identify important factors that could cause actual actions, events or results to differ materially from those described in forward-looking statements, there may be other factors that cause actions, events or results not to be as anticipated, estimated or intended. There can be no assurance that such statements will prove to be accurate as actual results and future events could differ materially from those anticipated in such statements. Accordingly, readers should not place undue reliance on forward-looking statements contained in this news release and in any document referred to in this news release.

Certain matters discussed in this news release and oral statements made from time to time by representatives of the Company may constitute forward-looking statements. Although the Company believes that the expectations reflected in such forward-looking statements are based upon reasonable assumptions, it can give no assurance that its expectations will be achieved. Forward-looking information is subject to certain risks, trends and uncertainties that could cause actual results to differ materially from those projected. Many of these factors are beyond the Company’s ability to control or predict. Important factors that may cause actual results to differ materially and that could impact the Company and the statements contained in this news release can be found in the Company’s filings with the Securities and Exchange Commission. The Company assumes no obligation to update or supplement any forward-looking statements whether as a result of new information, future events or otherwise. This press release shall not constitute an offer to sell or the solicitation of an offer to buy securities.